Exhibit XI

NORDIC INVESTMENT BANK

Medium-Term Notes, Series D

AMENDMENT NO. 3 TO THE

SELLING AGENCY AGREEMENT DATED MAY 22, 2007

January 25, 2016

Citigroup Global Markets Inc. (“Citigroup”)

388 Greenwich Street

New York, New York 10013

Goldman, Sachs & Co. (“Goldman Sachs”)

200 West Street

New York, New York 10282

Dear Sirs:

1.            Introduction. In connection with the Medium-Term Notes, Series D (the “Notes”) of the Nordic Investment Bank (“NIB”) and the selling agency agreement dated as of May 22, 2007 between NIB and you in respect of the Notes (the “Agency Agreement”), as amended by the Amendment No. 1 thereto dated December 17, 2010 (“Amendment No. 1”) and Amendment No. 2 thereto dated May 6, 2011 (“Amendments No. 2”), NIB confirms with each of you this agreement to amend the Agency Agreement (the “Amendment”) effective as of the date hereof as follows:

2.            Defined Terms.

(i)          All references in the Agency Agreement, including in the Exhibits thereto, to “this Agreement” or the “Agency Agreement” shall be understood to refer to the Agency Agreement as amended by Amendment No. 1, Amendment No. 2 and this Amendment.

(ii)         Except to the extent otherwise provided herein, capitalized terms used but not defined herein shall have the same meanings assigned to such terms in the Agency Agreement.

3.            Amendments to Section 1.

(i)          The first sentence of Section 1 of the Agency Agreement shall be and hereby is amended and restated as follows:

“Nordic Investment Bank (“NIB”) confirms its agreement with each of you with respect to the issue and sale from time to time by NIB of its Medium-Term Notes, Series D, Due Not Less Than Nine Months from Date of Issue, in an aggregate initial public offering price or purchase price outstanding at any one time of up to U.S. $20,000,000,000 (or the equivalent thereof in other currencies or composite currencies, calculated pursuant to the terms of the Fiscal Agency Agreement (as defined below)).”

(ii)          The third sentence of Section 1 of the Agency Agreement shall be and hereby is amended and restated as follows:

“The Notes will be issued in accordance with a fiscal agency agreement, dated as of May 22, 2007, as amended from time to time (the “Fiscal Agency Agreement”), between NIB and Citibank, N.A., as fiscal agent (the “Fiscal Agent”).”

4.            Amendment to Section 2. The first sentence of Section 2(a)(i) shall be and hereby is amended and restated as follows:

“NIB has filed with the Commission a registration statement (No. 333-203363), which has become effective for the registration of debt securities and warrants to purchase debt securities of NIB (such debt securities and warrants, including the Registered Notes, being hereinafter referred to as the “Securities”), pursuant to Schedule B of the Securities Act (such registration statement or any registration statement relating to the Securities that replaces such registration statement, the “Registration Statement”), and which, pursuant to Rule 429 under the Securities Act, constitutes a post-effective amendment to the previous registration statements (including No. 333-142934, No. 333-6106 and No. 333-102986) so filed by NIB.”

5.            Amendment to Section 4. The fourth sentence of Section 4(a)(iii) shall be and hereby is amended and restated as follows:

“NIB will immediately notify the Agents of any downgrading in the rating of the Notes or any other debt securities of NIB by either Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Ratings Services, a Division of McGraw-Hill Financial, Inc. (“Standard & Poor’s”), or by any successor thereto that is a “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) as shall be agreed upon by NIB and the Agents, as soon as NIB learns of such downgrading.”

6.            Amendment to Section 5. Section 5(a)(iii)(C) shall be and hereby is amended and restated as follows:

“They compared the monetary amounts (or percentages derived from such monetary amounts) and other financial information under the captions “Summary Schedule of Funded Debt”, “Schedule of Annual Amortization of Funded Debt Outstanding”, “Schedule of Funded Debt”, “Nordic Investment Bank”, “Capitalization and Reserves”, “Funded Debt”, “Treasury Operations”, “Lending Operations of NIB” and “Other Activities” contained in the exhibits to NIB’s Form 18-K incorporated by reference into the Prospectus (in each case to the extent that such monetary amounts, percentages and other financial information are derived from the general accounting records of NIB subject to the internal controls of NIB’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter, and has found such monetary amounts, percentages and other financial information to be in agreement with such results.

References to the Prospectus in this paragraph (C) include any update of information incorporated by reference therein or any supplement thereto at the date of the letter.”

7.            Amendments to Section 6.

(i)          The text following “(i)” and preceding “(ii)” in the second sentence of Section 6(a)(i) shall be and hereby is amended and restated as follows:

“the aggregate initial public offering price or purchase price outstanding at any one time of Registered Notes which have been issued and sold by NIB will not exceed U.S. $20,000,000,000 (or the equivalent thereof in other currencies or composite currencies, calculated pursuant to the terms of the Fiscal Agency Agreement) and”

(ii)         The references to “Regulation S” in Section 6(b)(v), shall be and hereby are deleted and replaced with references to “Regulation S under the Securities Act”.

8.            Amendment to Section 7. The parenthetical “(as defined for purposes of Rule 436(g) under the Securities Act)” under “(ii)” of Section 7(b) shall be and hereby is amended and restated as “(as defined in Section 3(a)(62) of the Exchange Act).”

9.            Amendment to Section 8. The reference to “Section 4(2) of the Securities Act” in Section 8 shall be and hereby is amended and restated as “Section 4(a)(2) of the Securities Act.”

10.         Amendment to Section 10. The text following “(i)” and preceding “(iii)” in Section 10(b) shall be and hereby is amended and restated as follows:

“the statement under “Plan of Distribution” in the Prospectus Supplement relating to the agreement of the Agents to use their reasonable best efforts to solicit orders for the Notes and (ii) the selling arrangements set forth under “Selling Restrictions” in such Prospectus Supplement and.”

11.         Amendment to Section 14. The notice information for Nordic Investment Bank and Citigroup appearing under Section 14 shall be and hereby is amended and restated as follows:

“If to NIB:

Fabianinkatu 34

PB 249

FI-00171 Helsinki

Attention: Head of Treasury

Facsimile:        +358 10 618 0714

Telephone:       +358 10 618 001

If to Citigroup:

388 Greenwich Street

New York, New York 10013

Attn: Transaction Execution Group

Facsimile:   1-646-291-5209”

12.         Amendments to Exhibit A.

(i)         The reference to the “Attention: Chief Financial Officer” above Section 1 of Exhibit A shall be and hereby is amended and restated as “Attention: Head of Treasury.”

(ii)        The reference to “or telegraph” in the final paragraph of Section 4 of Exhibit A shall be and hereby is deleted.

(iii)       The text following “(ii)” and preceding “(iii)” in Section 5(i) of Exhibit A shall be and hereby is amended and restated as follows:

“any decrease in the rating of any of NIB’s debt securities by either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, a Division of McGraw-Hill Financial, Inc., or by any successor thereto that is a “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) as shall be agreed upon by NIB and the Purchasers.”

13.         Amendments to Exhibit B.

(i)         The heading of Exhibit B shall be and hereby is amended by deleting “December 17, 2010” and substituting therefor “January 25, 2016.”

(ii)        The third sentence of the first paragraph of Exhibit B shall be and hereby is amended and restated as follows:

“The Notes are being sold pursuant to a Selling Agency Agreement between NIB and the Agents dated May 22, 2007, as amended from time to time (the “Selling Agency Agreement”).”

(iii)       The seventh sentence of the first paragraph of Exhibit B shall be and hereby is amended and restated as follows:

“The Notes will be issued under a Fiscal Agency Agreement, dated May 22, 2007, as amended from time to time (the “Fiscal Agency Agreement”) between NIB and Citibank, N.A., as fiscal agent (the “Fiscal Agent”).”

(iv)        In the third sentence of Subsection B of the section entitled “Settlement Procedures” under Part I of Exhibit A, the text following “(iii)” shall be and hereby is amended and restated as follows:

“upon authentication and delivery of such Global Note or Master Global Note (if necessary), the aggregate initial offering price outstanding at any one time of Notes issued under the Fiscal Agency Agreement will not exceed U.S. $20,000,000,000 (as provided in the Fiscal and Paying Agency Agreement).”

14.         Amendments to Exhibit D.

(i)          The section entitled “The United Kingdom” under Exhibit D shall be and hereby is amended and restated as follows:

“This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Each of the Agents has severally represented and agreed that:

(a)          it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the U.K. Financial Services and Markets Act 2000 (the “FSMA”) by NIB;

(b)          it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to NIB; and

(c)          it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.”

(ii)         The section entitled “Japan” under Exhibit D shall be and hereby is amended and restated as follows:

“Each of the Agents has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended); it will not offer or sell, directly or indirectly, any of the Notes in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and (ii) in compliance with the other relevant laws and regulations of Japan.”

(iii)        The section entitled “Hong Kong” under Exhibit D shall be and hereby is amended and restated as follows:

“Each of the Agents has severally represented and agreed that:

(a)         it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance; and

(b)         it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made under that Ordinance.”

(iv)        The section entitled “Singapore” under Exhibit D shall be and hereby is amended and restated as follows:

“Each of the Agents has severally represented and agreed that the Prospectus has not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”).

Accordingly, each of the Agents has severally represented and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to

Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Each of the Agents has further represented and agreed to notify (whether through the distribution of the Prospectus or otherwise) each of the following relevant persons specified in Section 275 of the SFA which has subscribed or purchased Notes from or through that agent, namely a person which is:

(a)        a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)        a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

that securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1)        to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)        where no consideration is or will be given for the transfer;

(3)        where the transfer is by operation of law;

(4)        as specified in Section 276(7) of the SFA; or

(5)        as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.”

(v)          The following section shall be inserted under Exhibit D following the section entitled “Singapore”:

“Canada

Each of the Agents has severally represented and agreed that the Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the Prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Agents are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with an offering of the Notes.”

15.         Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York, except with respect to its authorization and execution on behalf of NIB.

16.         Counterparts.  This Amendment may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours,

NORDIC INVESTMENT BANK

By	/s/ Alexander Ruf
Name: Alexander Ruf
Title: Senior Funding Manager
Funding & Investor Relations

By	/s/ Sten Holmberg
Name: Sten Holmberg
Title: Chief Counsel

CONFIRMED AND ACCEPTED, as of January 25, 2016:

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Jack D. McSpadden, Jr.
Name: Jack D. McSpadden, Jr.
Title: Managing Director

GOLDMAN, SACHS & CO.

By	/s/ Adam Greene
(Goldman, Sachs & Co.)